Exhibit 5

May 31, 2000

Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

Re:    Newmont Mining Corporation
       3,000,000 shares of
       Common Stock
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Dear Sirs:

     We are familiar with the proceedings taken and proposed to be taken by Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 3,000,000 shares of its Common Stock, $1.60 par value (the "Common Stock"), issuable pursuant to the Company's 1996 Employees Stock Plan (the "Plan").

     We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies. In addition, we have relied, to the extent we deem such reliance proper, upon such certificates of public officials and officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, it is our opinion that the 3,000,000 shares of Common Stock referred to above have been duly authorized by the Company and, when issued and, in the case of shares to be issued upon exercise of stock options granted under the Plan, the option price therefor paid as described in the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                   Very truly yours,


                                   /s/ White & Case LLP
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                                   White & Case LLP
MSB:SE